SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2004

Buckeye Partners, L.P.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

5002 Buckeye Road P.O. Box 368 Emmaus, PA	18049

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On October 6, 2004, Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) entered into an Underwriting Agreement with Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the underwriters, that provides for the issuance and sale by the Partnership, and the purchase by the underwriters, of $275 million aggregate principal amount of our 5.300% senior unsecured notes due 2014. The notes will be issued pursuant to an Indenture, dated as of July 10, 2003, between the Partnership and SunTrust Bank, as trustee. The notes are registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-116540). We expect the transaction to close on Tuesday, October 12, 2004. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c	)	Exhibits.

1.1		Underwriting Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the underwriters, Buckeye Partners, L.P. and Buckeye Pipe Line Company LLC

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye Pipe Line Company LLC, its General Partner

	By:	/s/ Stephen C. Muther

Stephen C. Muther
Senior Vice President–Administration,
General Counsel and Secretary

Dated: October 7, 2004

Exhibit Index

Exhibit
1.1	Underwriting Agreement, dated October 6, 2004, among Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the underwriters, Buckeye Partners, L.P. and Buckeye Pipe Line Company LLC